FOR IMMEDIATE RELEASE              December 30, 2004
                                   Contact: Rosemarie Faccone
                                            Susan Jordan
                                            (732) 577-9996



         MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                  ANNOUNCES NEW ACQUISITION


      Freehold, NJ, December 30, 2004 On December 30, 2004, Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA) announced the acquisition of a 54,286 square foot industrial building at 7409 Magi Drive, Hanahan, South Carolina, for a purchase price of approximately
$4,800,000. This property is net-leased to FedEx Ground Package System, Inc., a subsidiary of Federal Express Corporation, for ten years.

     The building was purchased from Charleston Baseline Development LLC., a North Carolina limited liability company, which constructed the building for the tenant. Stan Johnson Company acted as broker for the seller in this transaction.

     Eugene W. Landy, President, stated that the purchase of this facility reflects the continuation of Monmouth Real Estate Investment Corporation's program of acquiring high quality industrial properties leased to investment grade tenants.

      Monmouth Real Estate Investment Corporation, which was
organized  in  1968,  is  a  publicly-owned   real   estate
investment trust specializing in net-leased industrial properties. The Company's equity portfolio consists of thirty-six industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland,
Michigan,  Mississippi,  Missouri,   Massachusetts,   Iowa,
Illinois, Nebraska, North Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, South Carolina and Colorado. In addition, the Company owns a portfolio of REIT securities.

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